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                                                                    EXHIBIT 10.1
                      OUT-OF-COURT RESTRUCTURING AGREEMENT

Executed by and between,

BANCO BRADESCO S.A., with its headquarters in the City of Osasco, State of Sao Paulo, Cidade de Deus Street, Vila Yara, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 60.746.948/0001-12, herein represented in accordance with its bylaws, hereinafter referred to as "BRADESCO";

BANCO ITAU BBA S.A., with its headquarters in the City of Sao Paulo, State of Sao Paulo, Brigadeiro Faria Lima Avenue, 3.400, 4th floor (part), enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 17.298.092/0001-30, herein represented in accordance with its bylaws, hereinafter referred to as "ITAU BBA"; and

HSBC BANK BRASIL S.A. - BANCO MULTIPLO, with its headquarters in the City of Curitiba, State of Parana, Travessa Oliveira Bello, 34, 4th floor, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 01.701.201/0001-89, herein represented in accordance with its bylaws, hereinafter referred to as "HSBC";

BRADESCO, ITAU BBA and HSBC hereinafter referred to jointly as the "Participating Banks";

And, on the other side,

TMT MOTOCO DO BRASIL LTDA., with its headquarters in the City of Campo Largo, State of Parana, Ema Tanner de Andrade Street, no 792, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 05.203.407/0001-30, herein represented in accordance with its articles of association, hereinafter referred to as "TMT"; and, as intervening parties,

TECUMSEH PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of Michigan, headquartered at 100 East Patterson Street, in the city of Tecumseh, State of Michigan, United States of America, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 05.719.749/0001-07, herein represented in accordance with its articles of association, hereinafter referred to as "Tecumseh"; and

TECUMSEH POWER COMPANY, a corporation organized and existing under the laws of the State of a Delaware, headquartered at 900 North Street, Grafton, Wisconsin, herein represented in accordance with its articles of association, hereinafter referred to as "Tecumseh Power Company".

TMT, Tecumseh, Tecumseh Power Company and the Participating Banks hereinafter referred to jointly as "Parties" and each as "Party";

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WHEREAS TMT has executed, individually with each of the Participating Banks and with certain other banks (hereinafter referred to as the "Non-Participating Banks" and, together with the Participating Banks, the "Banks"), on different dates, facility agreements in order to fund its industrial expansion and the required working capital for its activities, including its export activity, which were structured as advance on export contracts ("Facility Agreements"), Bank Credit Bills ("Credit Bills") and the Pro-Gerem/Counter Guaranty Agreements, as applicable, the Facility Agreements, the Credit Bills and the Pro-Gerem/Counter Guaranty Agreements are hereinafter referred to jointly as "Contracts";

WHEREAS on October 4th, 2006, TMT, Tecumseh and the Participating Banks executed a Standstill Agreement whereby the signing parties agreed to continue to extend the maturities of the respective Contracts and to jointly prepare a restructuring plan with respect to the payment obligations of TMT under the Contracts (the "Outstanding Balance");

WHEREAS subject to the terms and conditions hereunder, the Parties are willing to restructure and reschedule the payment of the Outstanding Balance;

NOW THEREFORE, the Parties hereby agree to enter into this Out-of-Court Restructuring Agreement ("Agreement"), which will be governed by the following terms and conditions:

1. DEBT RESTRUCTURING

1.1 The Parties agree that, on the date hereof, the amounts described in Exhibit
1.1 attached hereto correspond to TMT's total Outstanding Balance with respect to each of the Banks.

1.2 Subject to the terms and conditions of this Agreement, the Parties agree to restructure and reschedule the payment of TMT's Outstanding Balance in accordance with the provisions of this Agreement.

2. PAYMENT OF OUTSTANDING BALANCE

2.1 The Participating BANKS agree to grant to TMT:

2.1.1. A grace period of 18 months commencing on November 21, 2006 (the "Grace Period"), during which no payment of principal can be demanded by the Participating Banks from TMT under the Contracts. During the Grace Period, interest on the Outstanding Balance will be paid on arrears by TMT on a quarterly basis commencing on January 1st, 2007 at an annual rate of Libor plus 3 % Interest will accrue computed on the basis of a year of 360 days and actual days elapsed.

2.2 After the Grace Period, the Outstanding Balance will be divided into 18 monthly equal installments, which will be paid by TMT commencing on June 21, 2008. After the Grace Period, interest accruing on the Outstanding Balance will be paid monthly in arrears.

2.2.1 As long as this Agreement has not been homologated by the Court of Campo Largo, the Banks shall have the option to apply any principal payment amounts received under

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this Agreement as payment for interest under the existing Contracts, provided that any principal amount payment received and used to pay interest will cause the succeeding payments of interest to be considered payments of principal up to the amount previously converted into interest payment and the Outstanding Balance will be reduced to off-set the increase of interest this swap will generate. The swap authorized shall not generate any increase in the amounts and in the flow of payments of TMT stipulated in this Agreement, even after the homologation of the Agreement by the Campo Largo Court.

2.3. In case there is a material change in the US dollar/real conversion rate, compared to the current conversion rate, TMT shall prepay certain amounts of its Outstanding Balance to the Banks according to the formula described in Exhibit
2.3 and, apply such payment adjustments against the earliest payments of principal due under this Agreement.

2.4 Should any of the dates on which any installment is to be paid hereunder be a non-business day in the City of Sao Paulo, Brazil, such payment shall be made on the next succeeding business day, without accrual of additional interest for such non-business day.

2.5 Should TMT default in the payment of any Installment hereunder when such payment becomes due and payable, default interest on the rate of 1% per annum over the agreed interest rate (Libor + 3% per annum) shall accrue on the principal of such defaulted amount until it is paid in full. In the event of any late payment hereunder by TMT to the Participating Banks, a penalty of 2% over such late payment amount shall be immediately due and payable by TMT to the Participating Banks, unless such payment is fully made within the cure period pursuant to the terms of this Agreement. In addition to that, if such payment is not cured and the Outstanding Balance is accelerated pursuant to the terms of this agreement, then such 2% penalty shall be immediately due and payable over the entire Outstanding Balance.

3. SUPPLY AGREEMENT

3.1 TMT and Tecumseh Power Company will enter into a supply agreement for the purchase of LV156/195, OV195 and OV490 type engines and kits, including new developments on these engines (the "Engines") from TMT by Tecumseh Power Company (the "Supply Agreement") in the form of Exhibit 3.1 hereto.

3.2 In connection with the Supply Agreement, TMT and the Banks will enter into an agreement (the "Pledge Agreement") in the form of Exhibit 3.2 hereto whereby TMT will assign to the Banks, as a security for the payment of the Outstanding Balance, the amounts owed by Tecumseh Power Company to TMT, after the deduction of the amounts owed by TMT to Tecumseh Power Company for the supply of components and parts used by TMT in the manufacture of the Engines, all in accordance with the Supply Agreement.

3.3 The purchase price of the Engines will be calculated based on the effective prices received by Tecumseh Power Company from its customers in accordance with the Supply

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Agreement.

3.4 All income generated by TMT as a result of the Supply Agreement will be deposited in a bank account designated from time to time by the Participating Banks, which will be operated freely by TMT, except that if a default occurs, the Participating Banks may fully exercise their rights under the Pledge Agreement. TMT authorizes the Banks to have full access to the account information of said account and, if a default occurs, to debit such account for the purpose of allowing the Participating Banks to receive their credits.

4. NEW INDEBTEDNESS (NOT INCLUDED REFINANCING OF EXISTING INDEBTEDNESS)AND DIVIDEND OR PROFIT DISTRIBUTION

4.1 The Parties agree that during the period of this Agreement and thereafter TMT may enter into new financial facility agreements with BNDES and/or with the Banks or other institutions (excluding refinancing of existing indebtedness) for purposes of development of new products by TMT and payment of some or all of the Outstanding Balance or other specific debts, provided any such new indebtedness and/or any new guarantees instituted to the benefit of any creditor shall be previously approved by the Banks representing 60% of the then Outstanding Balance (such approval not to be unreasonably withheld). Notwithstanding the stipulation of this section, credit operations in the normal course of business may continue to be carried out, provided they are limited in the aggregate to R$ 500,000.00 on a revolving basis.

4.2 Until all the Participating Banks will have received fully their credits which are the object of this Agreement or are otherwise satisfied that the Outstanding Balance is being paid as scheduled and that TMT has recovered from its financial difficulties, at the reasonable discretion of the Banks which represent more then 60% of the then outstanding credits, TMT shall not pay any dividend, interest over capital or profit distribution directly or indirectly to its parent company or to any other third party and shall not grant any loan to its parent company or to any other affiliated (controller, controlled or colligated) company unless such payment or loan is approved by the Banks representing 60% of the then Outstanding Balance.

5. REPRESENTATIONS AND WARRANTIES

5.1 TMT hereby represents and warrants as follows:

a) TMT will not sell, without the consent of the Banks representing 60% of the then Outstanding Balance (such approval not to be unreasonably withheld), any of its fixed assets the value of which in the aggregate exceeds five hundred thousand Brazilian Reais (R$ 500,000), except for the transfer of assets foreseen in section 5.1(d)(i); and

b) The Banks will have at any time access to all information concerning TMT's business and financial situation, including the examination of TMT's plant operations, inventory, agreements, and accounting books or records and TMT will keep the Banks updated regarding any new material information or material changes in the information provided.

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c) TMT will maintain during the entire term of this Agreement a positive cash flow, before debt service, calculated in accordance with the projections contained in Exhibit 5.1.c). to be confirmed by quarterly financial information which will be supplied to the Banks.

d) Simultaneously with the signature of this Agreement, and the advisory services provided as of such date, TMT will execute with the Participating Banks the following contracts and will effect the following payment of principal due:

i) the agreement attached hereto as Exhibit 5.1 (d)(i) ("Payment-in-Kind") contemplating the transfer of certain assets by TMT to the Banks under certain conditions. The amounts received from the sale of the assets which eventually correspond to the share of the Non Participating Banks will be deposited by TMT in Court, so that the Court may determine the amounts due to each Bank, in order to off-set the amounts received by the Non Participating Banks during the Stand Still Period. The value of the assets transferred to the Participating Banks in accordance with the Payment-in-Kind will be deducted from the Outstanding Balance with respect to each Bank. Once the proceeds deriving from the sale of assets become available, the amount which corresponds to the share of the Non-Participating Banks will be deposited in court so that the payments received by the Non-Participating Banks during the Stand Still Period can be taken into account in the calculation of the amount which is owed to each Bank.

ii) the agreements attached hereto as Exhibits 5.1(d)(ii)(a) and 5.1(d)(ii)(b) ("Chattel Mortgage Agreements") granting security to the Banks in the form of a chattel mortgage for the payment of the Outstanding Balance of TMT with respect to such Banks.

iii) the Conditional Guaranty defined and stipulated below and

iv) an amount to be paid by TMT to the Banks proportionally to their respective credits of the equivalent in reais to one million five hundred dollars (US$ 1,500,000) to be converted in accordance with the official exchange rate valid for the date of payment (PTAX 800- option 5) and paid on or before January 15th, 2007 to be deducted from the Outstanding Balance.

v) TMT will not pay any of the amounts owed to its affiliates resulting from inter-company debt incurred before the signature of this Agreement, except if such payments are effected with resources which result from foreign exchange gains and provided the limits stipulated in Exhibit 2.3. are duly observed, without prejudice of the stipulation contained in section 5.1.c).

5.2 Tecumseh hereby represents and warrants as follows:

a) Tecumseh acknowledges that the payment terms hereunder have been granted to TMT in reliance upon, among other things, Tecumseh's direct or indirect stock ownership and managerial control of TMT;

b) Tecumseh's quotaholding interest in TMT represents more than 99% on the date hereof

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of the total issued and outstanding quotas of TMT. Tecumseh agrees that the sale or transfer of stock of TMT shall require the prior written approval of the Banks which represent 60% or more of the then Outstanding Balance.

c) All of the financial obligations granted to TMT are not in violation of Tecumseh's corporate powers or of the applicable laws of its state of incorporation;

d) As long as TMT is bound by the terms of this Agreement, Tecumseh will take commercially reasonable steps to ensure that TMT is managed in a financially prudent and business-like manner and that its assets and earnings shall not be inappropriately depleted;

e) Tecumseh will notify the Banks immediately after the occurrence of, or expectation to occur, any fact or event of which Tecumseh has actual knowledge that: (i) may adversely affect the ability of TMT to continue its normal business activities; or (ii) represents or may come to represent a material adverse change in the financial or other conditions of TMT, Tecumseh and Tecumseh Power Company; and

f) Tecumseh will keep the Banks informed regarding any material adverse changes or defaults related to Tecumseh's secured credit facilities in the United States of America and any amendments to the covenants and other conditions contained in the secured credit facilities in the United States of America. In addition, Tecumseh's shall provide to the Participating Banks on a timely manner its 10Q and 10K reports and Tecumseh Power Company shall provide to the Participating Banks on a quarterly basis its Executive Report and Financial Statements.

g) Subject to the Condition Precedent contained in section 6.1 below, Tecumseh shall enter into a guarantee (the "Conditional Guaranty") in favor of the Participating Banks for the payment of the Outstanding Balance with respect to the payment of the Outstanding Balance owed to the Banks on such future date as all of the following conditions have been satisfied (and in no event shall there be any liability of Tecumseh and no claim shall be made against Tecumseh on account of the foregoing Conditional Guaranty unless all such conditions have been satisfied: (i) the Outstanding Balance owed to the Banks shall be unpaid and outstanding (ii) Tecumseh's second lien debt facility (as amended, modified, restated or refinanced) shall have been paid in full in cash and terminated
(iii) the required number of lenders under Tecumseh's first lien debt facility shall have consented to the entry into such Conditional Guaranty on or before December 7, 2006 and (iv) entering into such Conditional Guaranty shall not otherwise breach the terms of Tecumseh's first lien debt facility. The obligation of Tecumseh under this Agreement to enter into the Conditional Guaranty shall survive any voluntary or involuntary bankruptcy of TMT if, at the time of the commencement of such proceeding, the conditions to the grant of the Conditional Guaranty

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as set forth in this Section 5.2(g) shall not have been met. Notwithstanding anything in this Agreement or otherwise to the contrary, the obligation, if any, of Tecumseh to enter into the Conditional Guaranty shall not survive, and shall terminate and be of no force and effect, upon (x) the commencement of, a voluntary or involuntary bankruptcy or insolvency proceeding of Tecumseh and Tecumseh Power Company, unless at the time of the commencement of such proceeding, the conditions to the grant of the Conditional Guaranty as set forth in this Section 5.2(g) shall have already been met, (y) conversion or exchange (whether implemented as part of an in court or out of court restructuring) in a distressed situation of all or any portion of Tecumseh's first lien debt facility or second lien debt facility (in each case as amended, modified, restated or refinanced) into equity interests (whether common, preferred or otherwise) of Tecumseh or any of its United States affiliates, or (z) consummation of a sale, transfer or other disposition of all or a substantial portion of the equity interests in (or assets of) TMT in which the purchaser or transferee thereof assumes the obligations of TMT with respect to the Outstanding Balance, provided that such sale has been approved by the Banks in accordance with this Agreement.

h) The terms and conditions of the Conditional Guaranty are contained in Exhibit 5.2.h.

i) Tecumseh agrees to exercise its commercially reasonable efforts to sell the assets contemplated under Tecumseh's second lien debt facility in accordance with a time line and a procedure to be mutually agreed and upon terms consistent with Tecumseh's first lien debt facility and the second lien debt facility, in order to allow Tecumseh to pay in full its second lien debt facility in the first quarter of 2008.

j) Notwithstanding anything to the contrary contained herein, the effectiveness and binding effect of each of the representations, warranties and agreements of Tecumseh and Tecumseh Power Company contained in this Agreement are conditioned on obtaining the consent of the lenders under Tecumseh's first lien debt facility and the consent of the lenders under Tecumseh's second lien debt facility, and such representations, warranties and agreements of Tecumseh will not be legally binding if each of such consents has not been obtained by December 7, 2006. Tecumseh shall notify in writing the Participating Banks on or before December 7, 2006 in order to inform them whether or not such consent was obtained from Tecumseh first and second lien lenders.

5.3 Tecumseh Power Company hereby represents and warrants as follows:

a) Tecumseh Power Company will honor the Supply Agreement, and shall not amend or vary any of its terms and conditions without the express prior written approval of the Banks which represent 60% or more of the then Outstanding Balance; and

b) As long as TMT is bound by the terms of this Agreement, Tecumseh Power Company commits not to source its Engines (as defined in the Supply Agreement) from any other third party other than TMT, which will be the exclusive supplier of the Engines.

5.4 The Participating Banks hereby jointly and severally represent and warrant as follows:

a) The Participating Banks are in agreement with the financial restructuring being sought by TMT and Tecumseh and this Agreement is not - and shall not be considered - an event of default under the Standstill Agreement and the Contracts; and

b) As of the date of execution hereof, the terms and conditions of the obligations contained

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in this Agreement shall prevail over the conditions contained in the Contracts and schedules attached hereto, to the extent they are inconsistent with this Agreement.

c) This Agreement will be filed with the Court of Competent Jurisdiction in order to bind the Non-Participating Banks. Any stipulation in favor of the Participating Banks which is extended to the Non-Participating Banks shall be net of any payments or advantages received by such Non Participating Banks during the term of the Standstill Agreement and shall not result in any additional obligation to TMT, Tecumseh or Tecumseh Power Company. The Out-of-Court Restructuring Plan shall contain a provision authorizing any unsecured operational creditor (which is not an affiliate of TMT, Tecumseh and Tecumseh Power Company), whose credit is in excess of R$ 100,000.00, to exercise the option to participate proportionally to its credit in the Plan, provided such option is exercised within 30 days of the publication of the notice of Out-of-Court Restructuring by the Campo Largo Court such creditor accepts to restructure its credit and assume the same rights and obligations as the Participating Banks, except for the payment of principal provided for under section 5.1(d) above and provided further that this event does not affect the payment or transfer of the amounts due to the Participating Banks. Any difference of payment resulting from the exercise of such option by operational creditors will be immediately paid by TMT. A creditor wishing to exercise such option must do so for its entire credit.

6. CONDITION PRECEDENT AND ACCELERATION

6.1. Condition Precedent: Any representation, warranty, agreement or obligation of Tecumseh and/or Tecumseh Power Company under this Agreement and exhibits hereof will only come into force upon approval of the Tecumseh first and second lien lenders, provided such approval is given on or before December 7, 2006, and of the Board of Directors of Tecumseh, provided such approval is given on or before November 24, 2006. If such approvals are not given by such dates, this Agreement shall have no force and effect whatsoever in respect of the US parties, except that such date may be extended if all Parties hereto agree in writing to extend the period during which the condition precedent herein established may be complied with.

6.2. Duration. This Agreement shall come into force and effect on the date hereof, without prejudice to the Condition Precedent established in the preceding clause and shall terminate after the payment of the Outstanding Balance by TMT in accordance with the provisions of this Agreement.

6.3 Events of Default. This agreement may be terminated upon the occurrence of any of the following events of default:

a) If any of the Parties breach any representation, warranty, covenant or agreement contained in this Agreement or in any of the other agreements attached hereto as Exhibits, which breach cannot be or is not cured within 5 business days after receipt of a notice by the non defaulting Party specifying the default, and provided that such breach shall not be caused by action or omission of the non defaulting Party; or

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b) If TMT, Tecumseh and/or Tecumseh Power Company file for bankruptcy or any other insolvency proceeding, in which case the cure period provided for in the preceding section shall not apply; or.

c) if TMT, Tecumseh and or Tecumseh Power Company take, or omit to take, any action the effect of which results in the impairment or reduction or the non perfection or the irregular perfection of any guarantee stipulated in this Agreement; or

d) if the Supply Agreement. does not generate an income compatible with the projections of Exhibit 5.1 "c" and is not supplemented by other sources of income in a timely manner; or

e) If the approvals referred in section 6.1 are not granted as provided for in this section,

6.3.1 In case this Agreement is terminated in accordance with this section, the Participating Banks will be entitled to accelerate payment of the entire Outstanding Balance and TMT will be obligated to pay such amount within 72 hours after the receipt of a notice to this effect, together with all the accrued interest and penalty as provided for in Section 2.5. of this Agreement and, when applicable, reasonable attorney's fees. Notwithstanding the termination of the Agreement, any payments made or the performance of any other act in accordance with this Agreement until the date of termination shall be considered valid and final.

7. MISCELLANEOUS

7.1. The Participating Banks are authorized to assign their rights under the present Agreement and its Guarantees to third Parties, which are not competitors, suppliers or clients of TMT, Tecumseh or Tecumseh Power Company. Any Assignee must agree in writing prior and as a condition for the effectiveness of the assignment, to be bound by the same restrictions in order to validate such assignment and will have access to the information which the Participating Banks are entitled to receive to the extent there is no conflict of interest on their part.

7.1-A. Confidentiality. Unless required by applicable legislation or upon TMT's consent, the Banks and their respective directors, officers, employees, attorneys-in-fact and representatives shall keep confidential and not disclose to any third party: (i) all information, documents and materials related to TMT, Tecumseh and Tecumseh Power Company disclosed or obtained by the Banks during the relationship between the Parties and (ii) the object, rights and obligations of the Parties under this Agreement.

7.2. Notices. Except if a notice of change of address has been previously provided pursuant to the provisions hereof, any notice required or permitted by this Agreement shall be addressed as follows:

a) If to the BANKS:

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BRADESCO:
Av. Paulista, 1.450, 4 andar
01310-917 - Sao Paulo - SP
At.: Joao Gilberto Krepel
Telephone: 2178-4531
Facsimile: 2178-4501
E-mail: 4224.jgkrepel@bradesco.com.br

ITAU BBA:
Al. Dr. Carlos Carvalho, 417 - 25 andar - cj. 2501
80410-180 - Curitiba - Parana
At.: Gustavo Henrique Penha Tavares
Telephone: (41) 3028-4450
Facsimile: (41) 3028-4488
E-mail: gptavares@itaubba.com.br

HSBC:
Travessa Oliveira Bello, 34, S/loja - Centro
80020-030 - Curitiba - Parana
At.: Fernando Freiberger
Telephone: (41) 3321-6395
Facsimile: (41) 3321-6607
Email: ffreiberger@hsbc.com.br

b) If to TMT:

TMT MOTOCO DO BRASIL LTDA.
Rua Ema Tanner de Andrade, 792
Campo Largo, Estado do Parana
At.: Sr. Antonio Luiz Urso
Telephone: (41) 2104-4130
Facsimile: (41) 2104-4111
E-mail: aurso@tmt-motoco.com.br

c) If to Tecumseh:

TECUMSEH PRODUCTS COMPANY
100 East Patterson Street, City of Tecumseh
Michigan, U.S.A.
At: James S. Nicholson
Telephone: 517-423-8417
Facsimile: 517-423-0200
E-mail: jnicholson@tecumseh.com

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d) If to Tecumseh Power Company:

TECUMSEH POWER COMPANY
900 North Street, Grafton
Wisconsin, U.S.A.
At: James J. Bonsall
Telephone: 262 376-8292
Facsimile: 262 376-8287
E-mail: jbonsall@tecumsepower.com

e) With a copy to:

Felsberg. Pedretti, Mannrich e Aidar Advogados
Av. Paulista, 1294 - 2 andar
Cerqueira Cesar
CEP 01310-915 - Sao Paulo, SP, Brazil

At.: Thomas FelsbergTelephone: (55 11) 3141-9101
Fac-simile: (55 11) 3141-9150
E-mail: thomasfelsberg@felsberg.com.br

7.2.1 Any notice required or permitted hereunder shall be in writing and personally delivered and/or sent by registered mail, except if by fax or e-mail and shall be deemed effective on the date of the receipt thereof. The date of receipt shall be evidenced by the mail receipt, in the event of registered letter, or signed receipt, if it is personally delivered, or by electronic means if by fax or e-mail. Either party may change its address indicated above, at any time, by sending the other party a written notice to that effect, as provided herein.

7.3 Language. This Agreement has been written in the Portuguese and English languages. In the event of inconsistencies, the Portuguese version shall prevail in case of any dispute involving the Brazilian Parties and the English version shall prevail in case of any dispute involving only the US parties and the Banks. The Parties will also sign a Portuguese version of this Agreement, which will be used for filings in Brazil.

7.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Brazil without giving effect to the conflict of laws principles thereof.

7.5 Choice of Forum and Arbitration. Any disputes between the Participating Banks and TMT will be submitted to the courts of city of Sao Paulo, unless the matter falls under the jurisdiction of the Campo Largo Court in accordance with Law 11,101/2005, until the homologation of this Agreement.

7.5.1 Arbitration. Any controversy or claim with respect to any U.S. affiliate of TMT, including Tecumseh and Tecumseh Power Company, arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rule,

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including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The written decision of the arbitrator or arbitrators shall state the reasons on which it is based and shall be without appeal. The arbitral award shall be final and binding upon all Parties. The place of Arbitration shall be at a location in New York, NY or otherwise as agreed to by the Parties.

7.6. Amendment and Entire Agreement. This Agreement and its Exhibits represent the entire agreement of the Parties relating to the subject matter hereof. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by TMT, Tecumseh and Tecumseh Power Company and by the Banks which represent more 60% of the then Outstanding Balance.

7.7. Successors. This Agreement is binding upon the contracting parties and their successors pursuant to the law and assignees, except as otherwise provided herein.

7.8 Notwithstanding anything in this Agreement or otherwise to the contrary, Tecumseh and Tecumseh Power Company (i) are parties to this Agreement and "Parties" in each case solely for purposes of Sections 3, 5.2 and 5.3, respectively, and for purposes of Sections 6.1, 6.2, 6.3(b) and 6.3(c) and
Section 7 (other than the heading of Section 7.5), and (ii) shall in any event have no obligation or liability hereunder if the conditions referred to in
Section 6.1 are not satisfied by the date referred to in Section 6.1.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in eight (8) counterparts of equal contents and effects, before the 2 (two) undersigned witnesses, on the date referred to below.

                                Sao Paulo, November 21, 2006.

                                BANCO BRADESCO S.A.


                                By/Por:
                                        --------------------------------------
                                Name/Nome: Joao Gilberto de Seixas Maia Krepel
                                           -----------------------------------
                                Position/Cargo:
                                                ------------------------------


                                By/Por:
                                        --------------------------------------
                                Name/Nome: Marco Antonio de Sequeira
                                           -----------------------------------
                                Position/Cargo:
                                                ------------------------------


                                BANCO ITAU BBA S.A.


                                By/Por:
                                        --------------------------------------
                                Name/Nome: Gustavo Henrique Penha Tavares
                                           -----------------------------------
                                Position/Cargo:
                                                ------------------------------

                                By/Por:
                                        --------------------------------------
                                Name/Nome: Haddrey Rodrigues Santos
                                           -----------------------------------
                                Position/Cargo:
                                                ------------------------------

                                        HSBC BANK BRASIL S.A. - BANCO MULTIPLO


                                        By/Por:
                                                --------------------------------
                                        Name/Nome: Luis Antonio Marconcini

                                        Position/Cargo:


                                        TMT MOTOCO DO BRASIL LTDA.


                                        By/Por:
                                                --------------------------------
                                        Name/Nome: Antonio Ruiz Urso

                                        Position/Cargo: Director



                                        TECUMSEH PRODUCTS COMPANY


                                        By/Por:
                                                --------------------------------
                                        Name/Nome: James S. Nicholson

                                        Position/Cargo: Vice President,
                                                        Treasurer and Chief
                                                        Financial Officer


                                        TECUMSEH POWER COMPANY


                                        By/Por:
                                                --------------------------------
                                        Name/Nome: James J. Bonsall

                                        Position/Cargo: President


WITNESSES/TESTEMUNHAS:


-------------------------------------
NAME/NOME: Marisa Piccaro

ID/RG:
       ------------------------------


-------------------------------------
NAME/NOME: Maria Alfa Canaes

ID/RG:
       ------------------------------

                      ANEXO 1.1 Saldo Devedor Total da TMT

                                                      STARTING      EXPIRE     PRINCIPAL VALUE
     CREDIT LINE          BANK         CONTRACT         DATE         DATE        IN U$DOLARS      FX EX      TOTAL R$
---------------------   --------   ---------------   ----------   ----------   ---------------   ------   -------------
ACC                     Alfa       06/001123           5/9/2006   11/15/2006        515,662.50   2.1593    1,113,470.04
ACC                     Alfa       06/001132          5/10/2006   11/15/2006        563,963.40   2.1593    1,217,766.17
ACC                     Alfa       06/001292          5/23/2006   11/19/2006        824,678.97   2.1593    1,780,729.30
ACC                     Alfa       06/001332          5/29/2006   11/25/2006      1,662,775.75   2.1593    3,590,431.68
ACC                     Alfa       06/001387           6/7/2006    12/4/2006        691,798.08   2.1593    1,493,799.59
ACC                     Alfa       06/001388           6/7/2006    12/4/2006        826,173.78   2.1593    1,783,957.04
ACC                     Alfa       06/001408          6/14/2006   12/11/2006         70,232.52   2.1593      151,653.08
ACC                     Alfa       06/001773          8/28/2006   12/11/2006      1,330,489.31   2.1593    2,872,925.57
                                                                                --------------            -------------
SUB-TOTAL ALFA                                                                    6,485,774.31            14,004,732.47
                                                                                ==============            =============
ACC                     Bradesco   06/005075          6/28/2006   12/25/2006        465,842.89   2.1593    1,005,894.56
ACC                     Bradesco   06/005170          6/30/2006   12/27/2006        514,379.44   2.1593    1,110,699.53
ACC                     Bradesco   06/005231           7/3/2006   12/30/2006        374,088.26   2.1593      807,768.78
ACC                     Bradesco   06/005453          7/10/2006     1/6/2007        302,852.90   2.1593      653,950.27
ACC                     Bradesco   06/005452          7/10/2006     1/6/2007        739,311.60   2.1593    1,596,395.54
ACC                     Bradesco   06/005607          7/13/2006     1/9/2007        687,430.05   2.1593    1,484,367.71
ACC                     Bradesco   06/006530           8/9/2006     2/5/2007        547,862.47   2.1593    1,182,999.42
ACC                     Bradesco   06/006531           8/9/2006     2/5/2007        408,171.33   2.1593      881,364.36
ACC                     Bradesco   06/006532           8/9/2006     2/5/2007        102,062.86   2.1593      220,384.34
ACC                     Bradesco   06/006649          8/11/2006     2/7/2007        458,844.50   2.1593      990,782.93
ACC                     Bradesco   06/006650          8/11/2006     2/7/2007        461,812.61   2.1593      997,191.97
ACC                     Bradesco   06/006778          8/16/2006    2/12/2007        152,892.00   2.1593      330,139.70
ACC                     Bradesco   06/006779          8/16/2006    2/12/2007        152,892.00   2.1593      330,139.70
ACC                     Bradesco   06/006780          8/16/2006    2/12/2007        152,892.00   2.1593      330,139.70
ACC                     Bradesco   06/006781          8/16/2006    2/12/2007        152,892.00   2.1593      330,139.70
ACC                     Bradesco   06/006782          8/16/2006    2/12/2007        152,861.88   2.1593      330,074.65
ACC                     Bradesco   06/006784          8/16/2006    2/12/2007        101,907.92   2.1593      220,049.76
ACC                     Bradesco   06/006785          8/16/2006    2/12/2007        152,831.75   2.1593      330,009.60
ACC                     Bradesco   06/006786          8/16/2006    2/12/2007        101,887.83   2.1593      220,006.40
ACC                     Bradesco   06/006979          8/23/2006    2/19/2007        152,681.13   2.1593      329,684.35
ACC                     Bradesco   06/006980          8/23/2006    2/19/2007        508,836.67   2.1593    1,098,731.01
ACC                     Bradesco   06/006981          8/23/2006    2/19/2007        452,775.26   2.1593      977,677.62
ACC                     Bradesco   06/007140          8/28/2006    2/24/2007        508,334.58   2.1593    1,097,646.87
ACC                     Bradesco   06/007141          8/28/2006    2/24/2007        304,940.50   2.1593      658,458.02
ACC                     Bradesco   06/007559          9/11/2006    3/10/2007        202,811.67   2.1593      437,931.23
ACC                     Bradesco   06/007561          9/11/2006    3/10/2007        202,811.67   2.1593      437,931.23
ACC                     Bradesco   06/007562          9/11/2006    3/10/2007        101,385.75   2.1593      218,922.25
ACC                     Bradesco   06/007563          9/11/2006    3/10/2007        998,451.82   2.1593    2,155,957.01
ACC                     Bradesco   06/007764          9/13/2006    3/12/2007      2,045,096.15   2.1593    4,415,976.11
                                                                                --------------            -------------
SUB-TOTAL BRADESCO                                                               11,661,841.48            25,181,414.31
                                                                                ==============            =============
ACC                     Itau-BBA   05/020684         11/17/2005   11/12/2006      1,169,715.56   2.1593    2,525,766.80
ACC                     Itau-BBA   05/020968         11/21/2005   11/16/2006        318,920.42   2.1593      688,644.86
ACC                     Itau-BBA   05/021502         11/25/2005   11/20/2006        425,200.00   2.1593      918,134.36
                                                                                --------------            -------------
SUB-TOTAL ITAU-BBA                                                                1,913,835.98             4,132,546.02
                                                                                ==============            =============
ACE                     Itau-BBA   05/018001          10/6/2005   11/16/2006        633,583.64   2.1593    1,368,097.15
ACE                     Itau-BBA   05/018536         10/17/2005   11/16/2006      1,122,148.13   2.1593    2,423,054.46
ACE                     Itau-BBA   05/019934          11/4/2005   11/16/2006        426,386.67   2.1593      920,696.74
                                                                                --------------            -------------
SUB-TOTAL ITAU-BBA                                                                2,182,118.44             4,711,848.35
                                                                                ==============            =============


                                                                             1/2

                                                      STARTING      EXPIRE     PRINCIPAL VALUE
     CREDIT LINE          BANK         CONTRACT         DATE         DATE        IN U$DOLARS      FX EX      TOTAL R$
---------------------   --------   ---------------   ----------   ----------   ---------------   ------   -------------
ACC                     HSBC       06/039810          5/22/2006   11/18/2006        161,901.61   2.1593      349,594.15
ACC                     HSBC       06/086768         10/27/2006   11/26/2006        644,093.89   2.1593    1,390,791.94
ACC                     HSBC       06/087711         10/31/2006   11/30/2006        301,206.67   2.1593      650,395.56
ACC                     HSBC       06/087713         10/31/2006   11/30/2006        501,910.56   2.1593    1,083,775.47
ACC                     HSBC       06/087716         10/31/2006   11/30/2006        580,979.54   2.1593    1,254,509.12
ACC                     HSBC       06/089666          11/8/2006    12/8/2006        551,332.83   2.1593    1,190,492.98
ACC                     HSBC       06/089669          11/8/2006    12/8/2006        400,888.56   2.1593      865,638.67
ACC                     HSBC       06/089674          11/8/2006    12/8/2006        683,377.26   2.1593    1,475,616.52
ACC                     HSBC       06/074200          9/14/2006   12/13/2006        796,159.05   2.1593    1,719,146.24
ACC                     HSBC       06/049962          6/22/2006   12/19/2006        545,040.96   2.1593    1,176,906.94
ACC                     HSBC       06/051829          6/29/2006   12/26/2006        569,302.44   2.1593    1,229,294.76
ACC                     HSBC       06/077936          9/27/2006   12/26/2006      1,310,132.88   2.1593    2,828,969.93
ACC                     HSBC       06/079685          10/3/2006     1/2/2007        504,765.28   2.1593    1,089,939.67
ACC                     HSBC       06/079687          10/3/2006     1/2/2007        621,745.91   2.1593    1,342,535.94
ACC                     HSBC       06/055126          7/11/2006     1/7/2007        359,226.39   2.1593      775,677.54
ACC                     HSBC       06/081982         10/11/2006     1/9/2007        554,461.11   2.1593    1,197,247.87
ACC                     HSBC       06/081983         10/11/2006     1/9/2007        863,603.66   2.1593    1,864,779.38
ACC                     HSBC       06/056736          7/17/2006    1/13/2007         67,693.63   2.1593      146,170.86
ACC                     HSBC       06/057958          7/20/2006    1/16/2007        512,284.72   2.1593    1,106,176.40
ACC                     HSBC       06/057962          7/20/2006    1/16/2007        507,886.78   2.1593    1,096,679.92
ACC                     HSBC       06/083807         10/18/2006    1/16/2007        493,179.56   2.1593    1,064,922.62
ACC                     HSBC       06/084158         10/19/2006    1/17/2007        655,092.26   2.1593    1,414,540.72
ACC                     HSBC       06/059007          7/25/2006    1/21/2007        601,854.75   2.1593    1,299,584.96
ACC                     HSBC       06/060457          7/28/2006    1/24/2007        758,805.48   2.1593    1,638,488.67
ACC                     HSBC       06/062166           8/3/2006    1/30/2007        116,485.20   2.1593      251,526.49
ACC                     HSBC       06/063032           8/7/2006     2/5/2007        520,858.75   2.1593    1,124,690.30
                                                                                --------------            -------------
SUB-TOTAL HSBC                                                                   14,184,269.73            30,628,093.63
                                                                                ==============            =============
TOTAL IN U$                                                                      36,427,839.93            78,658,634.77
                                                                                ==============            =============
BNDES Finame            Safra      32108874-3          12/07/05    4/15/2008        409,015.05
BNDES Finame            Safra      32108523-0          30/12/04    1/16/2008        428,379.27
BNDES Exim              Bradesco   2004018             19/04/05    2/17/2008     49,016,779.57
BNDES Progerem          Unibanco   05203061013         23/08/05    8/15/2007     33,850,791.24
Duplo indexador (CCB)   Itau-BBA   106306110026500     17/11/06   11/20/2006     28,249,321.22
                                                                                --------------
TOTAL EXPRESSA R$                                                               111,954,286.35
                                                                                ==============
TOTAL GERAL IN R$                                                               190,612,921.12
                                                                                ==============
BRADESCO                                                                         74,198,193.88
ITAU-BBA                                                                         37,093,715.59
HSBC                                                                             30,628,093.63
UNIBANCO                                                                         33,850,791.24
ALFA                                                                             14,004,732.47
SAFRA                                                                               837,394.32
                                                                                --------------
                                                                                190,612,921.12

TMT-Motoco do Brasil Ltda. expressly represents that it agrees to the amounts above described/listed, recognizing the same as precise, certain and due, on this base date of November 20, 2006.


------------------------------------
TMT-Motoco do Brasil Ltda.


                                                                             2/2

                                  EXHIBIT 2.3
          Material Change in U$ dollar / real Conversion Rate Formula

This calculation will be done on a semiannual basis, starting on May 21st of 2007.

(+) AR Payments - Actual Rate
(-) AR Payments - Forecasted Rate (Nov 17th 2006)
-------------------------------------------------
=   NET IMPROVEMENT / DEFICIT

(-) Net Improvement / Deficit Prior Periods
(-) Debt Payment (Principal Only)
=================================================
=   FX GAIN TO SHARE / DEFICIT

If the resulted FX GAIN TO SHARE number is a positive number, 30% of this FX GAIN TO SHARE number will be used to anticipate coming bank debt payments to the banks. The other 70% of the FX GAIN TO SHARE number will be used to pay the total Parent Company support given after the debt restructuring agreement was signed. After the company support given after the debt restructuring agreement was signed is paid down, 70% of FX GAIN TO SHARE number will be used to anticipate coming bank debt payments and TMT may use the remaining 30% to pay down Intercompany debts

                                   EXHIBIT 3.1

                                SUPPLY AGREEMENT

     This Agreement ("Agreement") is entered into this 21ST DAY OF NOVEMBER, 2006, ("Effective Date") by and between Tecumseh Power Company, a Delaware corporation, with offices at 900 North Street, Grafton, Wisconsin 53024 ("Tecumseh"), and TMT Motoco, a corporation with its main offices at 792 Ema Tanner de Andrade Street, Campo Largo, Parana, ("Supplier"). In this Agreement, Tecumseh and Supplier are sometimes called the "Parties," or a "Party."

     WHEREAS, Supplier is engaged in the business of manufacturing of LV156, LV195 and OV195 engines for export to the customers of Tecumseh. In addition, Supplier manufactures a kit for the OV490 engine. Such engines and kits were developed by Tecumseh, or in the case of the LV156 are based upon Tecumseh owned designs. Due to emissions and other characteristics, these engines are not able to be sold into California, USA and Tecumseh must bring the engine into environmental compliance.

     WHEREAS, Tecumseh desires to designate Supplier as a source for the Products (complete engines or kits for the LV156, LV195, OV195 and OV490, including new developments on these engines or kits), for Tecumseh and Supplier will sell the Products to Tecumseh on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by the Parties as follows:

     1. Designation of Supplier. Tecumseh hereby designates Supplier as supplier for the Products. Tecumseh will purchase 100% of their requirements for the Product, except when Supplier can not produce parts matching Tecumseh's customer requirements.

     2. Term. The term of this Agreement (the "Term") shall commence on the Effective Date, shall remain in effect for a term of three years (the "Initial Term") and shall renew automatically for successive renewal terms of one year each, unless either Party with one year's notice signifies its intent not to renew. Tecumseh shall have the right to terminate this Agreement at any time without cause on 18 months prior written notice to Supplier. The termination or expiration of this Agreement shall not relieve Supplier of its obligations to manufacture, deliver Products for which purchase orders are issued prior to termination, payments and credits hereunder, product liability, indemnifications, parts availability, sales record retention, insurance requirements, or product recall obligations. If this Agreement is terminated for any reason, Tecumseh shall retain all rights in and to any Products, and any special tooling.

     3. Products. The Products covered by this Agreement are manufactured by Supplier and conform to the product specifications and performance criteria provided by Tecumseh from time to time. Tecumseh may change the Specifications from time to time. Supplier shall not materially change the Products' Specifications unless Supplier has provided Tecumseh with at least ninety (90) days' prior written notice stating the type of material change to be made to the Products. If Tecumseh is not satisfied with the material changes, the parties shall then meet within fifteen (15) days and negotiate in good faith to reconcile their differences. Routine, incremental changes shall not be considered to be material changes. Specifications given by Tecumseh shall not constitute a warranty, express or

                                   EXHIBIT 3.1

implied, by Tecumseh to Supplier against any claims whatsoever; and Tecumseh shall not be responsible to Supplier in any way, as indemnitor otherwise, for or on account of any such claims or liability.

     4. Purchase Prices; Purchase Orders. The purchase price for the Products purchased by an Account for the Initial Term of this Agreement shall be the amounts set forth on Schedule A attached hereto and incorporated herein (the "Purchase Price"). All prices shall be stated in United States dollars. Supplier shall maintain the Purchase Price unchanged during the Initial Term.

     Supplier acknowledges and agrees that Tecumseh shall be solely responsible to Supplier for payment of the Purchase Price.

     Supplier shall sell to Tecumseh, and Tecumseh shall purchase from Supplier, such quantity of Products as Tecumseh shall determine pursuant to a purchase order ("Order") submitted to Supplier from time to time during the term hereof. Tecumseh shall transmit orders for Products by written Order delivered to Supplier specifying the quantities of the Products to be purchased, the date for shipment and place of destination. Tecumseh will place all Orders for Products utilizing its BPICS system, which is linked to Supplier. In the event of any conflict between the terms and conditions of any Order or any standard purchase order form, and the terms and conditions of this Agreement, this Agreement shall govern.

     5. Authorized Representative. Supplier shall appoint an Authorized Representative, acceptable to Tecumseh, to act on behalf and with the authority to bind Supplier.

     6. Notices. Notices permitted or required to be given hereunder shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's designated address or facsimile number by any of the following methods: (a) hand-delivery; (b) registered or certified mail, postage prepaid with return receipt requested; (c) first class or express mail, postage prepaid; or (d) Federal Express or like overnight courier service. Notice made in accordance with this section shall be deemed delivered on receipt of delivery by hand or on the third business day after mailing if mailed by first class, registered or certified mail, on the date of delivery if sent through an express or overnight courier service. Any notices or other communications required or permitted hereunder shall be addressed as follows: If by Supplier-to the President of Tecumseh, If by Tecumseh-to Managing Director of Supplier.

     7. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Brazil.

     8. Arbitration. Any disputes arising out of or in connection with this agreement shall be definitively resolved by Arbitration (Law No. 9,307/96), under the Rules of the Arbitration Center of the American Chamber of Commerce to Brazil - Sao Paulo (Regulamento do Centro de Arbitragem da Camara Americana de Comercio para o Brasil - Sao Paulo).

     8.1 The Parties may each appoint an arbitrator to participate in the arbitration, and they shall choose a third arbitrator by mutual agreement to make up the arbitration panel. The arbitration tribunal

                                   EXHIBIT 3.1

will be appointed according the rules of the Arbitration Center of American Chamber of Commerce to Brazil - Sao Paulo.

     8.2 The venue for the arbitration will be the City of Sao Paulo, State of Sao Paulo, Brazil.

     8.3 The arbitration proceedings should be conducted in the English language.

     8.4 To settle the disputes, the arbitrators shall apply the Law, exclusively, and especially the provisions contained in this Agreement and the applicable Brazilian legislation.

     8.5 For the purpose of avoiding any doubt as to the choice of arbitration as the means for resolving possible disputes arising from this Agreement, the Parties expressly warrant that this clause is set down for the purposes of
Article 4 of Law No. 9,307, dated September 23, 1996.

     8.6 The arbitral decision shall be final and binding on the Parties, and shall be handed down within the timeframe stipulated by the Arbitration Panel.

     8.7 The costs and expenses of arbitration shall be borne by the losing
Party.

     9. Entire Agreement. All agreements between the Parties for the sale of the Products shall be governed exclusively by the terms and conditions set forth herein, with all exhibits and schedules annexed hereto, except as the Parties may otherwise agree in a writing duly executed by their respected duly authorized representatives which expressly references this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized representative.

TECUMSEH POWER COMPANY                  TMT MOTOCO


By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signature                    Authorized Signature
Name: James Bonsall                     Name: Antonio Urso
Title: President                        Title: Managing Director

                                   EXHIBIT 3.1

                                   Schedule A

                  PRODUCT PRICES AND OTHER TERMS AND CONDITIONS

     1. Cost Adjustment. The initial purchase price for the Products purchased by Tecumseh for the Initial Term of this Agreement shall be equal to the amount which Tecumseh receives from its customers for the Products, less 15%, except for the first year of this Agreement for which the 15% reduction shall not apply (the "Purchase Price"). Supplier shall maintain the total Purchase Price unchanged for 6 months after the effective date of this contract. Thereafter, Product prices can be adjusted once every six months to reflect changes in aluminum raw material costs using the formulas and baselines shown below. Prices will only be changed when the Change in Aluminum Price/kg as described below exceeds + /- 5 % from the baseline. The first adjustment can occur 6 months after the effective date of this contract. The Product cost price adjustment formula and definitions are found below.

     FORMULA

     Adjusted Price = (Baseline Price) + [(Change in Aluminum Price/kg) x (kg Aluminum in Product)

     DEFINITIONS

     Change in Aluminum Price/kg = (New Aluminum Price/kg) - (Baseline Aluminum Price/kg)

     Kg Aluminum in Part = Actual, as agreed from time to time.

     Baseline Price = See above

     Baseline Aluminum Price / kg: US $1.08

     New Aluminum Price / kg = Primary aluminum (99.7%) at LME for cash purchase

     2. Invoicing; Pricing. The purchase price for Supplies, under this Order, include storage, handling, packaging, freight, insurance, transportation, and all other expenses, costs and charges of Supplier to produce Supplies. All invoices under this Order must reference the purchase order number, amendment or release number, Tecumseh's part number, Supplier's part number where applicable, quantity of pieces in the shipment, number of cartons or containers in the shipment, Supplier's name, and the Tecumseh assigned "supplier number," bill of lading number, and other information required by Tecumseh. Under no circumstances will Tecumseh be liable for any of Supplier's taxes.

     3. Quantities; Delivery. Time is of the essence. Unless otherwise agreed in writing by Tecumseh and Supplier, Supplier agrees to 100% on-time delivery of the quantities, at the times specified by Tecumseh. Failure to meet agreed delivery and quantities shall be considered a breach of this agreement and Supplier shall pay to Tecumseh any damages or expenses imposed upon or incurred by Tecumseh as a result of such breach. Tecumseh may change the rate of scheduled shipments or direct temporary suspension of scheduled shipments, neither of which entitles Supplier to modify the price for Product covered by this agreement. Tecumseh is not obligated to accept early deliveries, late deliveries, partial deliveries, or excess deliveries.

                                   EXHIBIT 3.1

     4. Premium Freight; Shipping Costs; Related Costs. If, as a result of Supplier's failure to comply with shipping or delivery requirements, Tecumseh incurs any costs or expenses, including, without limitation, costs charged by Tecumseh's customer(s) to Tecumseh, Supplier shall pay such costs and expenses. Tecumseh is not liable for premium freight costs or expenses.

     5. Defective and Nonconforming Supplies. Unless Tecumseh otherwise notifies Supplier, if defective or nonconforming Products are shipped to and rejected by Tecumseh, the quantities under any order will not be reduced by the number of such nonconforming or defective Products. Supplier will replace any such rejected nonconforming or defective Products without a new order or release from Tecumseh.

In addition to other remedies available to Tecumseh:

(i) Supplier agrees to authorize return, at Supplier's risk and expense at full invoice price, plus transportation charges

(ii) Supplier will reimburse Tecumseh for all reasonable expenses that result from any rejection or correction of nonconforming and defective Supplies.

Payment for defective or nonconforming Supplies is not an acceptance of such Supplies by Tecumseh, does not limit or impair Tecumseh's right to assert any legal or equitable remedy, and does not relieve Supplier's responsibility for latent defects.

     6. Payment. Payment shall be made net five (5) days from date that Tecumseh's customer payments are due In case the Product is for Tecumseh's utilization, payment shall be made thirty 30) days from the date that Supplier ships the Product. Payment will be made in U.S. dollars.

     7. Warranties. (a) Supplier warrants to Tecumseh, to Tecumseh's assigns and customers, and to user's of Tecumseh's products, that all Products delivered to Tecumseh will: (i) conform to the specifications, standards, drawings, samples, descriptions, and revisions as furnished to or by Tecumseh; (ii) be merchantable and free of defects in design (to the extent designed by Supplier), materials and workmanship; and (iii) be selected, designed (to the extent designed by Supplier), manufactured or assembled by Supplier based upon Tecumseh's intended use and be fit and sufficient for the purposes intended by Tecumseh. The foregoing warranties are in addition to those available to Tecumseh by law. (b) The warranty period for the Products shall be the longer of (i) any warranty period provided by applicable law or (ii) that provided by Tecumseh to its customer.

     8. Remedies. The rights and remedies reserved to Tecumseh in this agreement shall be cumulative with, and additional to, all other legal or equitable remedies. Tecumseh will notify Supplier if any Products fail to conform to the warranties set forth herein. Supplier will participate in and comply with any warranty reduction or related programs of Tecumseh or (to the extent directed by Tecumseh) Tecumseh's customer(s). In any action brought by Tecumseh to enforce Supplier's obligation to sell Products, the parties agree that Tecumseh does not have an adequate remedy at law, and that Tecumseh is entitled to specific performance of Supplier's obligations under this agreement. Fulfillment of all terms and conditions, formal, procedural, substantial, or otherwise, is prerequisite to fulfillment of this Order, including, without limitation, the right to receive payment of the purchase price.

                                   EXHIBIT 3.1

     9. Indemnification. To the fullest extent permitted by law, Supplier will defend, indemnify, and hold harmless Tecumseh, Tecumseh's officers, directors, representatives, and agents, Tecumseh's successors and assigns and dealers, and users of the Products sold by Tecumseh against all damages, claims, or liabilities and expenses (including, without limitation, attorney's fees and other professional fees, settlements and judgments) arising from or resulting in any defective Products or from any negligent or wrongful act or omission of Supplier, or Supplier's agents, representatives, employees or subcontractors, or any breach or failure by Supplier to comply with any of the Supplier's representations or other terms and conditions of this Order.

     10. Product Recall and Retrofit. Supplier hereby agrees to comply with the recall and/or retrofit procedures reasonably established from time to time by Tecumseh. Furthermore, Supplier agrees to bear all costs and expenses incurred by it in complying with such recall or field retrofit procedures.

     11. Insolvency. To the extent that Tecumseh no longer owns the majority of the outstanding quotas of Supplier, this agreement may be terminated immediately by Tecumseh without liability to Supplier upon the occurrence of the following events, or any other comparable events, and Supplier shall reimburse Tecumseh for all costs incurred by Tecumseh in connection with any of the following, including, without limitation, attorney's and other professional fees: (a) Supplier becomes insolvent; (b) Supplier files a voluntary petition in bankruptcy; (c) an involuntary petition in bankruptcy is filed against the Supplier; (d) a receiver or trustee is appointed for Supplier; or (e) Supplier needs accommodations from Tecumseh, financial or otherwise, in order to meet its obligations under this agreement; (f) Supplier executes an assignment for the benefit of creditors.

     12. Termination for Breach or Nonperformance. Tecumseh reserves the right to terminate all or any part of this agreement, without liability to Supplier, if Supplier is no longer in a position to manufacture and deliver the Products in accordance with the requirements of Tecumseh or, to the extent that Tecumseh no longer owns the majority of the outstanding quotas of Supplier, if Supplier:
(a) repudiates, breaches, or threatens to breach any of the terms of this agreement, (b) fails to perform or threatens not to perform services or deliver Supplies as specified by Tecumseh; (c) fails to make progress so as to endanger timely and proper completion or delivery of Products and does not correct the failure or breach within ten (10) days (or such shorter period of time if commercially reasonable under the circumstances) after receipt of written notice from Tecumseh specifying the failure or breach; or (d) sells, or offers to sell, a substantial portion of its assets used for the production of Products for Tecumseh, or sells or exchanges, or offers to sell or exchange, an amount of its stock or other equity interests that would result in a change in control of Supplier.

     13. Termination. In the event of Termination of this contract for any reason, Supplier shall immediately ship all tooling and Tecumseh owned equipment utilized in the manufacturer of the Products. Pricing for tooling not owned by Tecumseh or its customers shall be the lower of its fair market value (as determined by independent appraisal) or its amortized cost. Pricing for such tooling shall be determined within 30 days of Termination. Such tooling shall become the sole property of Tecumseh.

                                   EXHIBIT 3.1

     14. Force Majeure. Any delay or failure of either party to perform its obligations hereunder shall be excused if, and to the extent, that it is caused by an event or occurrence beyond the reasonable control of the party and without its fault or negligence. This includes acts of God; terrorism, fires; floods; windstorms; explosions; riots; natural disasters; or wars. Immediate written notice of such delay (including the anticipated duration of the delay) must be given to the other party as soon as possible after the occurrence. During the delay or failure to perform by Supplier, Tecumseh, at its option, (a) may purchase Supplies from other sources and reduce its outstanding orders and Releases to Supplier by such quantities, without liability to Supplier; or (b) may ask Supplier to deliver to Tecumseh at Tecumseh's expense all finished goods, work in process and parts and materials produced or acquired for Products under this agreement. In addition, Supplier, at its expense, shall take all necessary actions to ensure the supply of Products to Tecumseh for a period of at least ninety (90) days during any anticipated labor disruption or resulting from the expiration of Supplier's labor contracts. Events, Force Majeure or otherwise, which cause supply interruption for a period of 30 days or more may terminate this agreement.

     15. Service and Replacement Parts. Supplier agrees to sell each component or part at a price that equals its cost plus 10%, but, never in the aggregate (of all components in the Product) more than the price of the Product.

     16. Supplier's Property. Supplier, at its expense, shall furnish, keep in good condition, and replace when necessary, all machinery, equipment, tools, jigs, dies, gauges, fixtures, molds, patterns, and items other than Tecumseh's Property that are necessary for the production of Products ("Supplier's Property").

     17. Set-Off; Recoupment. In addition to any right of setoff or recoupment provided by law, all amounts due to Supplier shall be considered net of indebtedness of Supplier to Tecumseh and its affiliates Motoco. Tecumseh shall have the right to set off against or to recoup from any payment or other obligation owed to Supplier, in whole or in part, any amounts due to Tecumseh and Motoco.

     18. Non-Assignment; Supplier Change in Control. Supplier may not assign or delegate its obligations under this agreement without Tecumseh's prior written consent. Tecumseh will have the right to assign any benefit or duty under this agreement to any third party upon notice to Supplier with or without consent.

     19. Severability. If any term of this agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, the term shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with applicable law. The remaining provisions of this agreement shall remain in full force and effect.

     20. Survival. The obligations of Supplier to Tecumseh survive termination of this agreement, except as otherwise provided in this agreement.

     21. No Implied Waiver. The failure of either party at any time to require performance by the other party of any provision of this agreement shall in no way affect the right to require performance at any later time, nor shall the waiver of either party of a breach of any provision of this agreement constitute a waiver of any later breach of the same or any other provision of this agreement.

                                   EXHIBIT 3.1

     22. Sales Tax Exemption. Tecumseh certifies that Supplies purchased under this agreement and identified as industrial processing are eligible for state and federal sales tax exemption under the federal identification number provided by Tecumseh.

     23. Tooling. Unless otherwise agreed in writing by Tecumseh, payment by Tecumseh to Supplier for tooling shall be due within 30 days of the later of (a) PPAP approval of the tooling or Supply, (b) following Tecumseh's successful product validation testing given an approved PPAP submission for the Supply, and
(c) in the case of reimbursable tooling (e.g., tooling to be paid for and owned by Tecumseh's customer), receipt of payment by Tecumseh from Tecumseh's customer. All tools and equipment are to be made to Tecumseh's specifications (or, where directed by Tecumseh, those of Tecumseh's customer). Exceptions are to be issued in writing by an appropriate representative of Tecumseh.

                                   EXHIBIT 3.2

                          RECEIVABLES PLEDGE AGREEMENT

This Receivables Pledge Agreement (the "Pledge Agreement") is entered into by and among the following parties:

I. TMT MOTOCO DO BRASIL LTDA., with its headquarters in the City of Campo Largo, State of Parana, Ema Tanner de Andrade Street, No. 792, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 05.203.407/0001-30, herein represented in accordance with its articles of association, hereinafter referred to as "TMT";.

II. BANCO BRADESCO S.A., with its headquarters in the City of Osasco, State of Sao Paulo, Cidade de Deus Street, w/out No., Vila Yara, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 60.746.948/0001-12, herein represented in accordance with its bylaws, hereinafter referred to as "BRADESCO";

III. BANCO ITAU BBA S.A., with its headquarters in the City of Sao Paulo, State of Sao Paulo, Brigadeiro Faria Lima Avenue, 3.400, 4th floor (part), enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 17.298.092/0001-30, herein represented in accordance with its bylaws, hereinafter referred to as "ITAU BBA";

IV. HSBC BANK BRASIL S.A. - BANCO MULTIPLO, with its headquarters in the City of Curitiba, State of Parana, Travessa Oliveira Bello, 34, 4th floor, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 01.701.201/0001-89, herein represented in accordance with its bylaws, hereinafter referred to as "HSBC" and together with BRADESCO and ITAU BBA, the "Banks";

WHEREAS

(i) TMT has executed, individually with each of the BANKS on different dates, facility agreements in order to fund its industrial expansion and the required working capital for its activities, including its export activity, which were structured as advance on export contracts ("Facility Agreements"), Bank Credit Bills representing Loans ("Credit Bills") and the Progerem/Counter Guaranty Agreements, as applicable (the Facility Agreements, the Credit Bills and the Guaranty Agreement are hereinafter referred to jointly as the "Contracts");

(ii) On October 4th, 2006, TMT, Tecumseh Products Company (a company organized and existing under the laws of the State of Michigan, headquartered at 100 East Patterson Street, in the city of Tecumseh, State of Michigan, United States of America, enrolled with the Brazilian Taxpayer's Registry (CNPJ) under no 05.719.749/0001-07), BRADESCO, ITAU BBA and HSBC executed a Standstill Agreement whereby the Banks agreed to continue to restructure the maturities of the respective Contracts and to jointly prepare a plan with respect to the payment obligations of TMT under the Contracts (the "Outstanding Balance");

(iii) Pursuant to an Out-of-Court Restructuring Agreement dated as of 21.11.2006 entered into between TMT, Tecumseh Products Company and Tecumseh Power Company and the Banks (the "Restructuring Agreement"), the Banks have agreed to restructure and reschedule the payment of the Outstanding Balance, under the terms and conditions therein set out, including the following ones, which are summarized below in order to comply with the requirements of Article 1424 of the Brazilian Civil Code:

     (a) TMT's total Outstanding Balance: The amounts described in Exhibit 1.1 of the Restructuring Agreement, correspond to TMT's total Outstanding Balance with respect to each of the BANKS.

     (b) Grace Period: TMT has been granted a grace period of 18 months commencing November 21, 2006 (the "Grace Period"), during which no payment of principal can be demanded by the Banks from TMT under the Contracts without prejudice of the provision of section 2.2.1 of the Restructuring Agreement.

     (c) Interest: During the GRACE PERIOD, interest on the Outstanding Balance will be paid on arrears by TMT on a quarterly basis commencing on January 1st, 2007 at an annual rate of Libor plus 3%. Interest will accrue computed on the basis of a year of 360 days and actual days elapsed, without prejudice of the provision of section 2.2.1 of the Restructuring Agreement.

     (d) Payment: After the Grace Period, the Outstanding Balance will be divided into 18 equal installments, which will be paid by TMT in arrears on a monthly basis, plus interest at an annual rate of Libor plus 3% which will be paid on a monthly basis in arrears and accrue computed on a basis of a year of 360 days and actual days elapsed.

(iv) To secure the payment of the Outstanding Balance and accrued interest to the Banks, TMT agrees to pledge in favor of the Banks certain accounts receivable held by TMT under a supply agreement in the form of Exhibit 3.1. of the Restructuring Agreement (the "Supply Agreement"), entered into by and between TMT and Tecumseh Power Company, a company organized and existing under the laws of the State of a Delaware, headquartered at 900 North Street, Grafton, Wisconsin, for the purchase by Tecumseh Power Company from TMT of LV156/195, OV195 and OV490 type engines and kits, including new developments on these engines and kits (the "ENGINES").

NOW THEREFORE, the above-mentioned parties agree to the following which shall irrevocably and irreversibly bind the parties and their successors and assigns.

CLAUSE 1

1.1. In order to secure the payment of the Outstanding Balance and accrued interest to the BANKS as provided in the Restructuring Agreement, TMT hereby pledges to the BANKS, pursuant to Article 1451 et seq. of the Brazilian Civil Code, the accounts receivable held by TMT for the amounts owed by Tecumseh Power Company to TMT, after the deduction of the amounts owed by TMT to Tecumseh Power Company for the supply of components and parts used by TMT in the manufacture of the Engines, all in accordance with the Supply Agreement (hereinafter the

"COLLATERAL").

1.2 Tecumseh Power Company signs this Pledge Agreement, as an intervening party hereto, solely for the purpose of acknowledging the pledge of the Collateral to the BANKS, as provided in Article 1453 of the Brazilian Civil Code.

CLAUSE 2

2.1 In case of a default of any of the obligations assumed by TMT under the Restructuring Agreement, Banks may exercise with respect to Collateral any and all rights and remedies conferred by this Pledge Agreement and the law, in particular the rights provided by Article 1459 of the Brazilian Civil Code.

2.2 As long as no event of default has occurred under the Restructuring Agreement, TMT may receive and collect any amounts owed by Tecumseh Power Company to TMT under the Supply Agreement, as pledged hereunder to the BANKS. If an event of default under the Restructuring Agreement occurs, TMT's authorization to receive such payments shall immediately cease upon the occurrence of a default under the Restructuring Agreement and thereafter all such TMT's rights shall be automatically transferred to the Banks and any payments made by Tecumseh Power Company under the Collateral shall be used by the Banks to settle the outstanding amounts due by TMT and applied under the Restructuring Agreement.

2.3 Upon the occurrence of an event of default under the Restructuring Agreement, the Banks shall be entitled to dispose the COLLATERAL by private or public sale, assignment, transfer or by any other means, the BANKS being duly authorized and empowered by TMT to perform any of the aforementioned acts, including without limitation, the power to sign receipts, grant releases and execute agreements, public deeds and all instruments without requirement of any judicial or extra-judicial measures, so as to permit the BANKS to recover any and all outstanding amount owing under the Restructuring Agreement.

CLAUSE 3

3.1. This Pledge Agreement constitutes a security interest regardless of the of any other security interest or guaranties that may possibly be held by the Banks for TMT's obligations due or to become due under the Restructuring Agreement.

3.2 Upon payment in full of all of TMT's obligations under the Restructuring Agreement, then the Banks shall release the charge created by this Pledge Agreement on the Collateral by a release in writing.

CLAUSE 4

4.1 TMT covenants:

(i) to warrant and defend the Bank's rights to the Collateral against any claims and demands of any third parties;

(ii) not, without Bank's prior written consent, to sell, assign, transfer, pledge or encumber in any manner any part of the Collateral or permit to exist any other encumbrance on the Collateral, in addition to the lien resulting herefrom;

(iii) from time to time promptly to execute and deliver all such other assignments, instruments and documents (including any amendments to this Pledge Agreement), and take any further action, that may reasonably be necessary or requested by the BANKS, in order more fully to evidence and perfect, and protect the security interest granted by this Pledge Agreement or to enable the Banks to exercise and enforce their rights and remedies under this Pledge Agreement; and

(iv) promptly to provide to the BANKS any additional information or documents which the BANKS may reasonably request concerning the Collateral.

4.2 TMT represents and warrants that:

(i) it is the legal and beneficial owner of the Collateral;

(ii) the Collateral is free and clear from any lien, burden, debt, or adverse claim other than the lien created hereby;

(iii) TMT has full corporate power and authority to enter into this Pledge Agreement and perform the obligations provided hereunder; and

(iv) the execution and performance of this Pledge Agreement by TMT shall not violate or contravene its Articles of Association, any provision of any applicable law, judgment or award of any court or governmental authority, or any contract to which TMT is a party or which may be binding upon it or any of its respective properties, and shall not result in the creation or imposition of any lien or security interest ("direito real de garantia") in any of its relevant properties, except solely the lien created hereunder.

CLAUSE 5

5.1 In order to be valid and effective, any amendments to this Pledge Agreement shall be in writing and signed by the parties hereto.

5.2 TMT shall not assign or transfer this Pledge Agreement without prior written consents from the other parties.

5.3 This Pledge Agreement neither constitutes a novation nor modifies any TMT's obligations to the Banks under the Restructuring Agreement.

5.4 Any notice required or permitted hereunder shall be in writing and addressed and delivered as provided in the Restructuring Agreement.

5.5 This Pledge Agreement has been written in the Portuguese and English languages. In the event of inconsistencies, the Portuguese version shall prevail.

5.6 This Pledge Agreement shall be construed and interpreted in accordance with the laws of Brazil. Any disputes between the Banks and TMT will be submitted to the courts of the city of Sao Paulo.

IN WITNESS WHEREOF, the parties hereby have executed 12 (twelve) identical copies of this Pledge Agreement duly witnessed.

                         Sao Paulo, November 21st, 2006

                                        TMT MOTOCO DO BRASIL LTDA.


                                        By/Por:
                                                --------------------------------
                                        Name/Nome:
                                                   -----------------------------
                                        Title/Cargo:
                                                     ---------------------------


                                        BANCO BRADESCO S.A.


                                        By/Por:
                                                --------------------------------
                                        Name/Nome:
                                                   -----------------------------
                                        Title/Cargo:
                                                     ---------------------------


                                        BANCO ITAU BBA S.A.


                                        By/Por:
                                                --------------------------------
                                        Name/Nome:
                                                   -----------------------------
                                        Title/Cargo:
                                                     ---------------------------


                                        HSBC BANK BRASIL S.A. - BANCO MULTIPLO


                                        By/Por:
                                                --------------------------------
                                        Name/Nome:
                                                   -----------------------------
                                        Title/Cargo:
                                                     ---------------------------

                                        TECUMSEH POWER COMPANY


                                        By/Por:
                                                --------------------------------
                                        Name/Nome:
                                                   -----------------------------
                                        Title/Cargo:
                                                     ---------------------------


WITNESSES/TESTEMUNHAS:


-------------------------------------   ----------------------------------------
NAME/NOME:                              NAME/NOME:
           --------------------------              -----------------------------
ID/RG:                                  ID/RG:
       ------------------------------          ---------------------------------

EXHIBIT 5.1

TMT-MOTOCO DO BRASIL LTDA
BUSINESS PLAN PROJECTIONS PACKAGE 2006-2011 - NOVEMBER 2006

CASH
IN LC           ENGINES VOL        789.489     1.211.866     1.279.127     1.534.127     1.609.127     1.619.127
                 PARTS VOL       2.423.148       677.804       851.772       851.772       851.772       851.772
                                YTD - 2006    YTD - 2007    YTD - 2008    YTD - 2009    YTD - 2010    YTD - 2011
                               -----------   -----------   -----------   -----------   -----------   -----------
RECEIPTS
TPC                            169.189.055   228.548.570   284.567.753   367.036.396   384.757.835   418.068.974
Domestic sales                   4.790.681     3.623.971     4.845.305     5.343.241     5.458.150     5.515.604
Forward gain                     5.722.762            --            --            --            --            --
Capital Infusion                 9.354.787            --            --            --            --            --
Recoverable tax                  5.708.284    12.999.885    17.054.189    22.451.102    24.798.366    26.549.872
                               -----------   -----------   -----------   -----------   -----------   -----------
TOTAL RECEIPTS                 194.765.569   245.172.426   306.467.247   394.830.739   415.014.351   450.134.450

DISBURSEMENTS
RAW MATERIALS
Aluminum                        27.337.967            --            --            --            --            --
Tecumseh Prod Co.                2.812.023    21.780.353    27.241.098    29.657.741    32.171.661    33.640.957
Tecumseh do Brasil               7.878.521    16.206.497    23.089.438    31.691.888    35.417.551    37.136.023
Others                          56.577.786   137.739.264   171.635.013   216.513.154   241.997.221   245.372.977
                               -----------   -----------   -----------   -----------   -----------   -----------
TOTAL RAW MATERIALS + TAX       94.606.297   175.726.115   221.965.550   277.862.782   309.586.434   316.149.957
WAGES AND BENEFITS
Salaries                        15.383.772    21.841.486    23.229.536    27.655.831    29.516.505    30.255.244
Temps                              500.546            --            --            --            --            --
Social Charges                   7.806.281     8.132.768     8.877.322    10.565.411    11.288.216    11.582.226
Benefits                         3.671.981     6.143.410     6.563.736     7.856.182     8.239.873     8.307.035
                               -----------   -----------   -----------   -----------   -----------   -----------
TOTAL WAGES AND BENEFITS TAX    27.362.581    36.117.664    38.670.594    46.077.423    49.044.594    50.144.506
CPMF                             1.454.915       995.106     1.301.315     1.630.404     1.469.617     1.507.400
Federal Tax                        499.521            --            --            --            --            --
State Tax                          137.107            --            --            --            --            --
                               -----------   -----------   -----------   -----------   -----------   -----------
TOTAL TAX                        2.091.543       995.106     1.301.315     1.630.404     1.469.617     1.507.400
OTHER OPERATING                 25.422.026    25.878.339    26.232.854    30.085.849    34.604.531    38.894.451
INTEREST                        13.333.919    19.843.469    15.815.454     6.087.297     6.218.206     6.283.661
CAPEX                            9.812.312     5.294.093     6.004.973     5.592.027     4.191.091     3.866.719
                               -----------   -----------   -----------   -----------   -----------   -----------
TOTAL DISBURSEMENTS            172.628.679   263.854.786   309.990.741   367.335.783   405.114.473   416.846.694
                               -----------   -----------   -----------   -----------   -----------   -----------
NET SOURCE (USE)                22.136.890   (18.682.359)   (3.523.494)   27.494.957     9.899.878    33.287.756
Cash Beginning of Period           267.000     6.849.609        66.674   (40.378.139)  (90.787.775)  (80.887.896)
Debt Loan (Repay)              (15.554.281)   11.899.424   (36.921.319)  (77.904.592)           --            --
ROUNDING
                               -----------   -----------   -----------   -----------   -----------   -----------
CASH END OF PERIOD               6.849.609        66.674   (40.378.139)  (90.787.775)  (80.887.896)  (47.600.140)
                               -----------   -----------   -----------   -----------   -----------   -----------
   FX RATES                           2,17          2,25          2,30          2,35          2,40          2,40

                                 EXHIBIT 5.2(h)

   (DRAFT FORM OF GUARANTY AGREEMENT TO BE EXECUTED ONLY UPON SATISFACTION OF CONDITIONS PRECEDENT AS SET FORTH IN THE OUT-OF-COURT RESTRUCTURING AGREEMENT)

                               GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "Guaranty") dated as of November 21, 2006, among Tecumseh Products Company, a corporation organized and existing under the laws of the State of Michigan ("Guarantor"), and the financial institutions that are party to the Out-of-Court Restructuring Agreement referenced below and listed on the signature pages hereof (collectively, the "Guarantied Parties").

                                   WITNESSETH:

     WHEREAS, GUARANTOR entered into that certain Restructuring Agreement dated as of November 21, 2006 (as entered into on such date, the "Out-of-Court Restructuring Agreement"), with TMT - Motoco do Brasil Ltda. ("TMT") and the Guarantied Parties (among others), pursuant to which Guarantor agreed to enter into this Guaranty upon the satisfaction of certain conditions precedent, which conditions precedent have all been met.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                    GUARANTY

     SECTION 1.01 THE GUARANTY. The Guarantor hereby guaranties to each Guarantied Party and their respective successors and assigns the prompt payment when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the Outstanding Balance from time to time owing to the Guarantied Parties by TMT, in each case strictly in accordance with the terms of the Restructuring Agreement (such obligations being herein collectively called the "Guarantied Obligations"). The Guarantor hereby agrees that if TMT or any other guarantor of the Guarantied Obligations shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantied Obligations, the Guarantor will promptly pay the same in cash, upon notice to and demand on the Guarantor, and that in the case of any extension of time of payment of any of the Guarantied Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension.

     SECTION 1.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under Section 1.01 to the fullest extent permitted by applicable law are absolute, irrevocable and unconditional, irrespective of any substitution, release or exchange of any other guarantee of or security for any of the Guarantied Obligations. To the extent not prohibited by law, the Guarantor hereby expressly waives diligence, presentment and protest, and any requirement that any Guarantied Party exhaust any right, power or remedy or proceed against any other guarantor of any of the Guarantied Obligations. To the extent not prohibited by law, the Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantied Obligations and notice of or proof of reliance by any Guarantied Party upon this Guaranty or acceptance of this Guaranty. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the


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

GUARANTOR and its successors and assigns, and shall inure to the benefit of the GUARANTIED PARTIES, and their respective successors and assigns.

     SECTION 1.03 REINSTATEMENT. The obligations of the Guarantor under this
Article I shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of TMT or any guarantor in respect of the Guarantied Obligations is rescinded or must be otherwise restored by any Guarantied Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     SECTION 1.04 CONTINUING GUARANTY. The guaranty in this Article I is a continuing guaranty, and shall apply to all Guarantied Obligations whenever arising, and shall terminate on payment in full of the Guarantied Obligations (other than contingent or indemnifications obligations for which no claims have been made). The obligations of Guarantor under this Guaranty shall survive any voluntary or involuntary bankruptcy of TMT. Notwithstanding anything in this Guaranty or otherwise to the contrary, the obligations of Guarantor under this Guaranty (x) shall be pre-petition date, unsecured obligations of Tecumseh in any voluntary or involuntary bankruptcy or insolvency proceeding of Tecumseh or any of its United States affiliates and (y) shall not survive, and shall terminate and be of no force and effect following, (1) conversion or exchange (whether implemented as part of an in court or out of court restructuring) of all or any portion of Tecumseh's first lien debt facility and/or second lien facility (as amended, modified, restated or refinanced) into equity interests (whether common, preferred or otherwise) of Tecumseh or any of its United States affiliates, or (2) consummation of a sale, transfer or other disposition of all or a substantial portion of the equity interests in (or assets of) TMT in which the purchaser or transferee thereof assumes the obligations of TMT with respect to the Outstanding Balance, subject to the consent of the Participating Banks stipulated in the Restructuring Agreement.

     SECTION 1.05 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 1.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 1.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE II.
                                  MISCELLANEOUS

     SECTION 2.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by PDF e-mail or telecopy, as follows:

          (a) if to the Guarantor, at:

               [TO BE COMPLETED AT THE TIME THE GUARANTY IS EXECUTED AND DELIVERED.]

          (b) if to any Guarantied Party, to it at its address and facsimile number set forth below its name on the signature pages hereof.

All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 2.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 2.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications. As may be agreed to among the Guarantor and the applicable Guarantied Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person from time to time by such person. Communications delivered by e-mail shall be deemed to have been given upon receipt.

     SECTION 2.02 WAIVERS; AMENDMENT. No failure or delay by any Guarantied Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Guarantied Party are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver or amendment of any provision of this Guaranty shall be effective unless the same shall be approved by the Guarantor and Guarantied Parties holding more than 50% of the amount of the Outstanding Balance.

     SECTION 2.03 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty shall become effective when it shall have been executed by the Guarantor and each of the Guarantied Parties, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, Adobe PDF file or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

     SECTION 2.04 GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

     SECTION 2.05 ARBITRATION. Any controversy or claim arising out of or relating to this Guaranty, or the breach thereof, shall be settled before the by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rule, including the Optional Rules for Emergency Measures Of Protection, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The written decision of the arbitrator or arbitrators shall state the reasons on which it is based and shall be without appeal. The arbitral award shall be final and binding upon all parties hereto. The place of arbitration shall be at a location in New York, N.Y., or otherwise as agreed to by the Guarantor and the Guarantied Parties.

                            (Signature Pages Follow)


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

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

                                        TECUMSEH PRODUCTS COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAMES OF GUARANTIED PARTIES]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [ADDRESSES OF GUARANTIED PARTIES.]


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